Exhibit (P)(viii)

                            WAITE & ASSOCIATES L.L.C.

                                 Code of Ethics

                              Adopted March 6, 1998
                             Revised April 19, 2000


      In order to ensure that personnel of Waite & Associates L.L.C. ("WA") comply with requirements of Section17 (j) of the Investment Company Act of 1940, as amended (the "Act"), and of Rule 17j-1 thereunder, WA has adopted the Code of Ethics (the "Code") set forth below.

      This Code of Ethics is based on the principles that (i) Advisory Persons (as such term is hereinafter defined) owe a fiduciary duty to investors and investment advisory clients ("Investors") to conduct their personal transactions in securities in a manner which neither interferes with Investors portfolio transactions nor otherwise takes unfair or inappropriate advantage of an Advisory Person's relationship to the Investors; (ii) Advisory Persons, in complying with the fiduciary duty, owe Investors the highest duty of trust and fair dealing; and (iii) Advisory Persons must, in all instances, place the interests of Investors ahead of the Advisory Person's own personal interests or the interests of others.

I.    Definitions

      (A)  "Access Person" means any director, officer or Advisory Person of WA.

      (B) "Advisory Person" means (i) any employee of WA or of any company in a control relationship to WA, who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Security (as such term is hereinafter defined) by the Investors, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to WA who obtains information concerning recommendations made to the Investors with regard to the purchase or sale of a Security.

      (C) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

      (D) A Security is "being purchased or sold" by the Investors from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Investors until the time when such program has been fully completed or terminated.


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April 19, 2000


      (E) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder from time to time in effect, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which an Advisory Person has or acquires. As a general matter, "beneficial ownership" will be attributed to an Advisory Person in all instances where the Advisory Person (i) possesses the ability to purchase or sell the Securities (or the ability to direct the disposition of the Securities); (ii) possesses voting power (including the power to vote or to direct the voting over such Securities); or (iii) receives any benefits substantially equivalent to those of ownership.

      (F) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

      (G) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately prior to the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

      (H) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

      (I) "Purchase or sale of a Security" includes the writing of an option to purchase or sell a Security.

      (J) "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include securities issued by the Government of the United States, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act, shares of registered open-end investment companies, bankers' acceptances, bank certificates of deposit, commercial paper and other money market instruments, savings or demand deposit accounts with banks or thrifts, or such other securities as may be excepted under the provisions of Rule17j-1 under the Act as in effect from time to time.

      (K) "Security held or to be acquired" by the Investors means any Security which, within the most recent fifteen (15) days, (i) is or has been held by the Investors, or (ii) is being or has been considered by the Investors or WA for purchase by the Investors.

      A person who normally only assists in the preparation of public reports, or receives public reports but receives no information about current recommendations or trading, is not an Advisory Person. A single instance or infrequent, inadvertent instances of obtaining knowledge does not make


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April 19, 2000


one either then or for all times an Advisory Person. Under the definition of "Advisory Person" the phrase "makes . . . the purchase or sale" means someone who places orders or otherwise arranges transactions.

II.   Prohibited Purchases and Sales

      (A) No Advisory Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held, to be acquired, or disposed of by the Investors:

           (1)  employ any device, scheme or artifice to defraud the Investors;

           (2) make to the Investors any untrue statement of a material fact or omit to state to the Investors a material fact, the omission of which would, in light of the circumstances under which it is made, will cause the statement to be misleading;

           (3) engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Investors; or

           (4)  engage  in  any  manipulative   practice  with  respect  to  the
                Investors.

      (B) In this connection, subject to the exceptions stated in Section III, of this Code, it shall be impermissible for any Advisory Person to purchase or sell, directly or indirectly, any Security (or any option to purchase or sell such Security) in which he or she had, or by reason of such transaction acquires (or disposes), any direct or indirect beneficial ownership and which he or she knows or should have known at the time of such purchase or sale:

           (1)  is being considered for purchase or sale by the Investors; or

           (2)  is being purchased or sold by the Investors.

      (C) Any Advisory Person who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the Compliance Officer of the Investors prior to proceeding with the transaction.

      (D) An Advisory person may not acquire, directly or indirectly, beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering without the prior approval of the WA Management Committee. Prior approval shall not be given if the WA Management Committee believes that the investment opportunity is being offered to the individual by reason of his or her position with WA, or should be reserved for any of WA's investment advisory clients.


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III.  Exempted Transactions

      The prohibitions of Section II of this Code shall not apply to the following transactions by Advisory Persons:

      (A) Purchases or sales effected for any account over which the Advisory Person has no direct or indirect influence or control.

      (B) Purchases or sales of Securities which are not eligible for purchase or sale by the Investors, as determined by reference to the Act and regulations thereunder, the investment objectives and policies and investment restrictions of the Investors, undertakings made to regulatory authorities, and other policies adopted from time to time by the Investors or WA.

      (C) Purchases or sales which are nonvolitional on the part of either the Advisory Person or the Investors, including purchases or sales upon exercise of puts or calls written by the Advisory Person and sales from a margin account pursuant to a bona fide margin call.

      (D) Purchases that are either: (i) made solely with the dividend proceeds received in a dividend reinvestment plan; or (ii) are part of an automatic payroll deduction plan, whereby an employee purchases Securities issued by an employer.

      (E) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

      (F) Transactions which appear to present no reasonable likelihood of harm to the Investors, which are otherwise in accordance with Rule 17j-1 under the Act, and which the WA Compliance Officer has authorized in advance. Such transactions would normally include purchases or sales of up to 500 shares of a Security which is being considered for purchase or sale by the Investors (but not being purchased or sold) if the issuer has a market capitalization of $1 billion or greater.

IV.   Reporting

      (A) Each Advisory Person shall notify the WA Management Committee in the event that he or she serves on the board of directors of a publicly traded company. The WA Management Committee shall determine whether such board service is consistent with the interests of the investment advisory clients and take such action, if any, as it deems appropriate.

      (B) Every Advisory Person shall, not later than 10 days after becoming an Advisory Person, and each January 30 thereafter, file with the WA Compliance Officer an "initial


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           holdings" and  "annual holdings" report, respectively, containing the information described in Section IV (D).

      (C) Each Advisory Person shall, not later than 10 days after the end of a calendar quarter, file with the WA Compliance Officer a "quarterly transaction" report containing the information described in Section IV (E). Said report will be made with respect to any transactions in any Security in which such Advisory Person has, or by reason of such transaction acquires, or disposes of, any direct or indirect beneficial ownership in the Security, regardless of whether such transaction is an Exempt Transaction as defined in Section III
           (B)-(F). Provided, however, that such Advisory Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control, if such person certifies such fact to the Investors.

      (D) Initial and Annual Holdings Reports shall contain the following information:

           (1) The title, number of shares and principal amount of each Security in which the Advisory Person had any direct or indirect beneficial ownership;

           (2) The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the Advisory Person;

           (3)  The date that the report is submitted  by the  Advisory  Person;
                and

           (4) A statement certifying that the Advisory Person has (i) read and understands this Code and recognizes they are subject thereto, and (ii) has complied with the requirements of this Code.

      (E)  Quarterly   Transaction   Reports   shall   contain   the   following
           information:

           (1)  The  date  of  the   transaction,   the  title  and   number  of
                shares/principal amount of each Security involved;

           (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), including information sufficient to establish any exemption listed in Section III
                (B)-(F) which is relied upon;

           (3)  The price at which the transaction was effected; and

           (4) The name of the broker, dealer or bank with or through whom the transaction was effected.

      (F) With respect to any account established by, and in which any securities were held during a calendar quarter for the direct or indirect benefit of the Advisory Person, a report containing the following information shall be made to the WA Compliance Officer:

           (1) The name of the broker, dealer or bank with whom the Advisory Person established the account;


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           (2)  The date the account was established; and

           (3)  The date that the report is submitted by the Advisory Person.

      (G) If an Advisory Person is not required to file a Quarterly Transaction Report for any quarter because no reportable transactions were effected by such Advisory Person or because any transaction effected by such Advisory Person was for an account over which he or she has no direct or indirect influence or control, such Advisory Person shall certify these facts to the WA Compliance Officer within ten
           (10) days of the end of such calendar quarter.

      (H) The making of such report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates, and the existence of any report shall not be construed as an admission that any event reported on constitutes a violation of
           Section II (A) hereof.

V.    Review and Enforcement

      (A)  Review

           (1) The WA Compliance Officer shall cause the reported personal Securities transactions to be compared with completed and contemplated portfolio transactions of the Investors to determine whether any transactions (each a "Reviewable Transaction") listed in Section II may have occurred.

           (2) If the WA Compliance Officer determines that a Reviewable Transaction may have occurred, he or she shall then determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section III. Before making any determination that a violation has been committed by an individual, the WA Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

      (B)  Enforcement

           (1) If the WA Compliance Officer determines that a violation of this Code may have occurred, he or she shall promptly report the possible violation to the WA Management Committee. The WA Management Committee, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of sanctions. Sanctions may include, among other actions, a letter of censure, suspension of the violator's right to trade for his or her own account or suspension or termination of the employment of the violator.


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April 19, 2000


           (2) No person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself. If a Securities transaction of the WA Compliance Officer or a member of the WA Management Committee is under consideration, an employee or other officer of WA designated for purpose by the vote of the rest of the WA Management Committee shall act in all respects in the manner prescribed herein for said member.

VI.   Investment Adviser's and Principal Underwriter's Codes of Ethics

      WA as the adviser of the Investors shall:

      (A) Maintain its Code of Ethics adopted pursuant to Rule 17j-1 under the Act, which Code shall be made available for review by Investors;

      (B) Promptly report to Investors in writing any material amendments to such Code;

      (C) Maintain copies of any reports made pursuant to such code by any person who is an Advisory Person to the Investors; and

      (D) Maintain and furnish Investors upon request, all material information regarding any violation of such Code by any person who is an Advisory Person to the Investors.

VII.  Records

      (A) WA shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the Act and shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

           (1) A copy of this Code and any other Code, which is, or at any time within the past five years has been, in effect, preserved in an easily accessible place.

           (2) A record of any violation of this Code, and of any action taken as a result of such violation, preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

           (3) A copy of each report made pursuant to this Code by any Advisory Person for a period of not less than five years from the end of the fiscal year in which it is made. The most recent two years of such reports will be maintained in an easily accessible place.


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           (4)  A list of all  persons  who are,  or within  the last five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

      (B)  Confidentiality

           All reports of securities transactions and any other information maintained pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

VIII. Bundling

      All fully discretionary accounts under the management of WA, including the Investors, will share trades on an average cost basis. Once a decision to purchase or sell a Security has been made by the portfolio manager, the trader will execute the trade and then allocate shares in proportion to each respective account size at the same average cost or sales price.

IX.   Amendment: Interpretation of Provisions

      WA may from time to time amend this Code or adopt such interpretations of this Code, as they deem appropriate.


      Acknowledged and Agreed to:


-----------------------------------          -----------------------------------
Leslie A. Waite                              Diana Calhoun
President & Managing Director                Managing Director


-----------------------------------          -----------------------------------
Patrick Westmoreland                         Peter C. Brockett
Managing Director                            Managing Director


-----------------------------------          -----------------------------------
Peter D. Tamny                               Charlene Hammill
Managing Director                            Vice President


-----------------------------------
Kenneth J. Ott
Vice President